CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated April 2, 2004 accompanying the financial statements of Insured Municipals Income Trust, 194th Insured Multi-Series as of January 31, 2004, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                      GRANT THORNTON LLP


Chicago, Illinois
May 25, 2004